UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2020
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	Results of Operations and Financial Condition.
On July 7, 2020, Levi Strauss & Co. (the "Company") issued a press release announcing its second quarter 2020 financial results. A copy of the press release is attached hereto as Exhibit 99.1.
The information provided in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.05.	Costs Associated with Exit or Disposal Activities.
On July 7, 2020, the Company committed to a global restructuring initiative designed to reduce costs, streamline operations and support agility. The adverse impacts of the COVID-19 pandemic on the Company's business necessitated cost reduction actions while plans to streamline operations continue to be developed. The initiative includes a reduction in workforce that will result in the elimination of approximately 15% of the Company’s global non-retail and non-manufacturing positions and is expected to result in approximately $100 million in annual cost savings. The Company expects to substantially complete the restructuring by the end of fiscal year 2020.
For the three and six months ended May 24, 2020, the Company recognized restructuring charges of $67.4 million, which primarily relate to severance benefits, based on separation benefits provided by Company policy or statutory benefit plans. Of the total charges incurred, approximately $65.8 million are expected to result in cash expenditures. The Company estimates that it will incur future additional charges related to this restructuring initiative. Final estimates for headcount, timing and charges in certain areas of the international business are subject to completion of applicable local works council and other consultative processes.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2020, the Company announced that David Love will retire from his position as the Company’s Executive Vice President & President of Levi Strauss Asia, Middle East and Africa, effective February 1, 2021. Mr. Love will receive the severance benefits set forth in the Company’s previously disclosed Senior Executive Severance Plan, filed as Exhibit 10.19 to the Company’s Form 10-K for the fiscal year ended November 24, 2019.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those regarding the expected nature, timing, annualized cost savings, and charges related to the restructuring plan described above. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; the Company’s ability to implement all phases of the restructuring plan as planned; and the possibility that benefits of the program may not materialize as expected. These risks are in addition to the other risks cited in the Company’s press releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s most recently-filed Form 10-Q. The Company undertakes no obligation to revise or update any forward-looking statements.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
99.1     Press release issued by Levi Strauss & Co., dated July 7, 2020, announcing the Company's second quarter 2020 financial results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	July 7, 2020	By:	/s/ GAVIN BROCKETT
		Name:	Gavin Brockett
		Title:	Senior Vice President and Global Controller
(Principal Accounting Officer and Duly Authorized Officer)